Exhibit 12.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Robert B. Simonds, Jr., certify that:

1. I have reviewed this Amendment No. 1 to transition report on Form 20-F of Eros STX Global Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 3, 2020

__/s/ Robert B. Simonds, Jr.__

Name: Robert B. Simonds, Jr

Title: Chief Executive Officer